Exhibits 99.1

Far East Announces Senior Management Promotion

Houston, Texas, August 28, 2008  –   Far East Energy Corporation (OTC BB:FEEC) announced today that Andrew Lai will be promoted to Chief Financial Officer of the Company, effective October 1, 2008.  He succeeds Randall D. Keys, who will continue as CFO through that date.

Mr. Lai, age 44, joined Far East Energy in January 2007 and currently serves as Corporate Controller and Treasurer.  He has also served as General Counsel and Secretary of the Company, and will retain his responsibilities as Corporate Secretary when he becomes Chief Financial Officer.  Prior to joining the Company, Mr. Lai held financial management positions with EOG Resources, Inc. from 1999 through January 2007.  He also served with UMC Petroleum (now part of Devon Energy) from 1987 to 1995 and practiced public accounting from 1995 through 1999.  Mr. Lai was raised in Hong Kong and is fluent in Cantonese and Mandarin.  He holds BBA, MBA and J.D. degrees from the University of Houston and interned for the Securities and Exchange Commission.  Mr. Lai is a Texas CPA and attorney.

Michael McElwrath, President and CEO of Far East commented, "This promotion is the culmination of a process which began a year ago when Randy Keys agreed to step into the CFO role last October.  Prior to his appointment as CFO, Randy had served on the Board of Directors since 2004.  One of our objectives was to provide a transition period for Andrew Lai to master both the US and Chinese intricacies of our financial operations before assuming the role of CFO with Far East.  Andrew has excellent credentials and qualifications, including international E&P experience and a valuable background in Chinese culture and business practices, but had been with the Company for only nine months.  With an additional year of experience, we are confident that Andrew has the depth of understanding of the Company's history, goals and operations necessary for him to excel in this role.  We appreciate Randy's contributions both as a Board member and in this transition, and as he returns to his outside endeavors, we wish him the best."

Far East Energy Corporation

Based in Houston, Texas, with offices in Beijing, Kunming, and Taiyuan City, China, Far East Energy Corporation is focused on CBM exploration and development in China through its agreements with ConocoPhillips and China United Coalbed Methane Company, Ltd. (CUCBM).

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Far East Energy Corporation and its management are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the preliminary nature of well data, including permeability and gas content, and commercial viability of the wells; risk and uncertainties associated with exploration, development and production of oil and gas; drilling and production risks; our lack of operating history; limited and potentially inadequate cash resources; expropriation and other risks associated with foreign operations; anticipated pipeline construction and transportation of gas; matters affecting the oil and gas industry generally; lack of availability of oil and gas field goods and services; environmental risks; changes in laws or regulations affecting our operations, as well as other risks described in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Contacts:

David Nahmias - 901-218-7770
Far East Energy Corporation
dnahmias@fareastenergy.com

Patty Bruner – 480-614-3009
Christensen Investor Relations
pbruner@christensenir.com